UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

MARATHON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32983	40-4813290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, 5th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In connection with the proposed transaction and required stockholder approval and warrantholder consent, Marathon Acquisition Corp. (“Marathon”) has filed with the U.S. Securities and Exchange Commission (i) a Registration Statement on Form F-4 containing a proxy statement/prospectus and (ii) other documents regarding the proposed transaction. Marathon’s stockholders and warrantholders are urged to read the proxy statement/prospectus, as well as other relevant materials filed with the U.S. Securities and Exchange Commission, as they contain important information about the transaction. Marathon’s stockholders and warrantholders can obtain a free copy of such filings at the U.S. Securities and Exchange Commission’s website (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Marathon Acquisition Corp., 500 Park Avenue, 5th Floor, New York, New York 10022.

Marathon and its officers and directors may be deemed to have participated in the solicitation of proxies from Marathon’s stockholders and warrantholders in favor of the approval of the transaction. Information concerning Marathon’s directors and executive officers is set forth in the publicly filed documents of Marathon. Stockholders and warrantholders may obtain more detailed information regarding the direct and indirect interests of Marathon and its directors and executive officers in the acquisition by reading the proxy statement/prospectus.

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2008, Marathon, GSL Holdings, Inc. (“GSL Holdings”), CMA CGM S.A. (“CMA CGM”) and Global Ship Lease, Inc. entered into a Third Amendment (the “Third Amendment”) to the Agreement and Plan of Merger, dated as of March 21, 2008 (the “Merger Agreement”), as amended, to (i) increase the initial base dividend payable on the Class A common shares from $0.18 per share to $0.23 per share, (ii) increase the charter rates payable by CMA CGM to GSL Holdings for the vessels of the initial fleet and contracted fleet in an aggregate amount of $7.8 million per year in addition to the prior agreed increase of $3.6 million per year, (iii) modify the consideration payable to CMA CGM by reducing the number of common shares of GSL Holdings to be issued to CMA CGM by 1,065,950 Class A common shares and 1,065,950 Class B common shares, (iv) reduce the consideration payable to Marathon Founders, LLC and other initial stockholders of Marathon by 1,528,094 Class A common shares and 1,528,094 Class B common shares, (v) provide for the issuance of warrants to acquire 3,131,900 Class A common shares of GSL Holdings to CMA CGM and warrants to acquire an aggregate of 3,056,188 Class A common shares of GSL Holdings to Marathon Founders, LLC and other initial stockholders of Marathon, and (vi) provide for the issuance of preferred shares of GSL Holdings to CMA CGM in lieu of $48 million in cash to be paid to CMA CGM pursuant to the Merger Agreement. The Third Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01	Other Events

On July 24, 2008, Marathon issued a press release to announce (1) the execution of the Third Amendment to the Merger Agreement, (2) that the special meeting of stockholders relating to the proposed merger has been rescheduled to August 12, 2008 at 10:00 a.m. ET and will be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, 22nd Floor, New York, New York, (3) that the warrant consent solicitation has also been extended and will expire at 5:00 p.m. on August 7, 2008 (or an earlier time and date if consents from holders with respect to at least a majority of the issued and outstanding warrants are received) and (4) that Marathon and Global Ship Lease, Inc. will host a conference call regarding the transaction on July 24, 2008. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The presentation materials are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Third Amendment, dated as of July 23, 2008, to Agreement and Plan of Merger, dated as of March 21, 2008, among Marathon Acquisition Corp., GSL Holdings, Inc., CMA CGM S.A. and Global Ship Lease, Inc., as amended

Exhibit 99.1	Press release dated July 24, 2008

Exhibit 99.2	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON ACQUISITION CORP.

Date: July 24, 2008	By:	/S/ MICHAEL S. GROSS
Name: Michael S. Gross
Title: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Third Amendment, dated as of July 23, 2008, to Agreement and Plan of Merger, dated as of March 21, 2008, among Marathon Acquisition Corp., GSL Holdings, Inc., CMA CGM S.A. and Global Ship Lease, Inc., as amended

Exhibit 99.1	Press release dated July 24, 2008

Exhibit 99.2	Presentation Materials